Exhibit 5.1

April 29, 2025

American Integrity Insurance Group, Inc.

5426 Bay Center Drive, Suite 600

Tampa, FL 33609

Re:	American Integrity Insurance Group, Inc.

Registration Statement on Form S-1, Registration No. 333-286524

Ladies and Gentlemen:

We have acted as counsel to American Integrity Insurance Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1, Registration No. 333-286524 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 14, 2025, as thereafter amended or supplemented, relating to the proposed registration by the Company of 6,875,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), including 6,250,000 shares of Common Stock to be sold by the Company (the “Company Shares”), 625,000 shares of Common Stock to be sold by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement (the “Selling Stockholder Shares”) following their issuance in exchange for units of American Integrity Insurance Company, LLC, a Texas limited liability company (the “Contribution”) and up to 1,031,250 additional shares of Common Stock to be sold by the Selling Stockholders to cover the underwriters’ option to purchase additional shares, if any (the “Over-Allotment Option” and, together with the Selling Stockholder Shares, the “Secondary Shares”) granted by the Selling Stockholders to the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company, the Selling Stockholders and the Underwriters. The Company Shares and Secondary Shares are collectively referred to herein as the “Shares.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the amended and restated certificate of incorporation of the Company in the form filed as Exhibit 3.2 to the Registration Statement and to be filed with the Secretary of State of the State of Delaware, which will become effective prior to the sale of any Shares (the “Certificate of Incorporation”), (ii) the amended and restated bylaws of the Company in the form filed as Exhibit 3.4 to the Registration Statement to be adopted by the board of directors of the Company prior to the sale of any Shares (the “Bylaws”), (iii) certain resolutions related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters, (iv) the Registration Statement and all exhibits thereto, (v) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement, (vi) a certificate executed by an officer of the Company, dated as of the date hereof, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

In rendering the opinion set forth herein, we have assumed that, at the time of the issuance of the Company Shares and the sale of the Secondary Shares, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued, (iii) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law, (iv) the resolutions referred to above will not have been modified or rescinded, (v) the Company will receive consideration for the issuance of the Company Shares that is at least equal to the par value of the Common Stock, (vi) the Contribution shall have been completed and (vii) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and will be enforceable obligations of the parties thereto (other than the Company).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the Underwriting Agreement approved by the Pricing Committee of the Board of Directors of the Company, the Company Shares will be validly issued, fully paid and nonassessable.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon the Contribution, the Secondary Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Haynes and Boone, LLP